SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2011 (April 28, 2011)

TORCHMARK CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

3700 South Stonebridge Drive, McKinney, Texas 75070

(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 569-4000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Amendment No. 1 is being filed to correct errors in the number of shares reported as broker non-votes on Proposals I, II, III and IV in Item 5.07 Submission of Matters to a Vote of Security Holders.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)	Annual Meeting of Shareholders held April 28, 2011

(b)	Proposal I –
	Election of Directors for One Year Terms
		For	Against	Abstain	Broker Non-Vote
	Mark S. McAndrew	59,723,352	1,376,938	82,857	5,441,999
	Sam R. Perry	60,505,091	597,979	80,075	5,441,999
	Lamar C. Smith	58,442,263	2,657,982	82,901	5,441,999
	Proposal II –
	Ratification of Deloitte & Touche LLP as independent Auditor for 2011	66,208,647	342,495	74,003	N/A

Proposal III –
Approval of Torchmark Corporation 2011 Incentive Plan, an omnibus plan providing equity incentives to officers, directors & key employees	41,847,550	19,059,649	275,947	5,441,999
Proposal IV –
Approval of 2010 Executive Compensation in Proxy Statement (“Say-on-Pay)	59,381,983	1,601,236	199,927	5,441,999

	1 Year	2 Years	3 Years	Abstain
Proposal V -
Frequency of Votes on Executive Compensation (Company recommended annual voting.)	55,188,228	420,989	5,343,130	230,799

(c)	Not applicable.

(d)	Torchmark will include a shareholder vote on the compensation of executives in its proxy materials each year until the next required vote in 2014 on the frequency with which shareholders will vote on the compensation of executives as disclosed in proxy statements.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCHMARK CORPORATION

Date: June 2, 2011	/s/ Carol A. McCoy
Carol A. McCoy,
Vice President, Associate Counsel and Secretary

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